Exhibit 10(i)(E)
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Global Service Agreement
by and between
Infineon Technologies AG, Munich, Germany
- hereinafter referred to as “IFX” -
and
Qimonda AG, Munich, Germany
- hereinafter referred to as “Qimonda” -
- IFX and Qimonda may hereinafter be collectively referred to as the “Parties” and severally referred to as a “Party” -
Preamble
1.	With effect as of May 1, 2006, Infineon Technologies AG and its Subsidiaries will transfer their worldwide activities in the field of developing, manufacturing, marketing and selling memory products and technologies into Qimonda and its Subsidiaries.
2.	Although Qimonda and its Subsidiaries shall to the extent reasonably feasible develop their business independent from IFX and its Subsidiaries, various services from IFX and its Subsidiaries to Qimonda and its Subsidiaries, and vice versa, are required in order to ensure cost-efficient operations within the two groups.
3.	The Parties intend to provide for a standardized and balanced legal framework for such services, and to provide such mutual services to each other on the terms and conditions as more particularly described and set out in this Agreement and individual Service Level Agreements hereunder.
Qimonda and IFX therefore agree as follows:
Definitions:

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“Subsidiary” shall mean any company in which, presently or in the future, any Party owns more than fifty percent (50%) of such company’s voting capital or controlling interest, provided that a Subsidiary shall be deemed to be a Subsidiary only as long as such percentage of voting capital or controlling interest prevails. For the purposes of this Agreement, Qimonda and its Subsidiaries shall not be deemed to be Subsidiaries of IFX.
“Qimonda Group” shall mean MP AG and its Subsidiaries.
“IFX Group” shall mean IFX and its Subsidiaries.
1.	Scope of Services
1.1	Except as set out Section 1.2 below, all worldwide services by the IFX Group to the Qimonda Group and vice versa, shall be subject to this Agreement. The worldwide services hereunder by the Parties and their Subsidiaries may include, inter alia, services in the following areas (“Services”):
•	facility management including provision of utilities

•	lease or sublease of office space

•	services in the area of accounting, consolidation, SOX-compliance, treasury, finance

•	purchasing support

•	consulting in the areas of real estate and building

•	services in the area of human resources

•	sales support services
1.2	This Agreement shall, however, not apply to any services in the areas of
•	Manufacturing services, such as foundry, backend, module manufacturing or testing

•	Supply of products and distribution of products

•	License of software and technologies

•	Research and development services

•	IT services, such as IT maintenance and support

•	Accounting services by the IFX branch European Shared Accounting Services (“ESAS”) and

•	other services which, due to their specific nature, can not appropriately be covered by a Service Level Agreement under this Agreement.
Due to their specific nature, such services will be covered by separate agreements for the respective specific purpose.

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1.3	The scope of the Services, the applicable remuneration for the specific Services as well as other service-specific regulations shall be agreed in individual Service Level Agreements based on the template for Service Level Agreements attached hereto in Exhibit 1. Service Level Agreements shall be entered into between the respective legal entities that provide or receive the individual Services and should expressly reference this Agreement.
2.	Place and nature of performance, subcontractors
2.1	Unless otherwise agreed in writing, the place of performance of the Services shall be at the office of the respective entity performing the Service.
2.2	Unless otherwise agreed in writing, the Services shall be provided in a form which is common for such Services in the general course of business of the service provider.
2.3	Unless otherwise agreed in the applicable Service Level Agreement, the service provider may either provide the respective services itself or through an affiliated or non-affiliated subcontractor. In case the service provider intends to enter into a new agreement with a non-affiliated subcontractor for certain Services which have so far been provided by the service provider himself, the service provider and the service recipient shall seek mutual agreement on the subcontractor and on the terms under which the Services may be subcontracted. In case the service provider and the service do not agree on such matters within 8 weeks, either of them may — within 14 days after the effort to agree on subcontracting failed — terminate the respective Services under the applicable Service Level Agreement by written notice upon 90 days prior written notice.
2.4	To the extent the Service is provided by a non-affiliated subcontractor, the terms of the subcontract, especially cooperation obligations, liability, confidentiality, applicable law (but except for pricing, payment terms and dispute resolution), shall apply accordingly for the provision of the respective Services hereunder.
3.	Liability
3.1	In the performance of the obligations and Services pursuant to this Agreement and the individual Service Level Agreements, both Parties and their Subsidiaries shall only be obliged to accept responsibility for the level of care which it also customarily applies in its own matters.

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3.2	If any Services are not performed at the proper time or are performed in a faulty manner and the service providing entity is responsible for the delay or faulty performance, it shall be obliged to remedy and perform the required Services in a satisfactory manner within a reasonable period of time.
3.3	Any claims for damages on the basis of this Agreement and the individual Service Level Agreements, shall be excluded, irrespective of their legal basis, unless the damage was caused in a grossly negligent or malicious manner. In the event of damages being caused by gross negligence, the service providing entity’s total liability in any calendar year shall be limited to the total of the payments made to it under the respective Service Level Agreement in the respective calendar year.
3.4	In case the service provider has subcontracted all or part of the Services to a third party, the service recipient may request the assignment of the right to claim damages for damages that the service recipient incurred due to delay, faulty performance or other breaches of the subcontract.
4.     Remuneration
4.1	The consideration for providing individual Services shall be set out in the respective Service Level Agreement. Such consideration in the Service Level Agreement shall be determined based on the actual or estimated Total Cost of the service provider for the provision of the services plus a margin of 3%. This margin shall apply from May 1, 2006 to September 30, 2006. Each September, the Parties shall review and mutually agree on the margin applicable for any period after September 30, 2006 from October 1 until September 30 of the following year.

For the purpose hereof, “Total Cost” shall mean the sum of:

— Gross personnel expenses including personnel total target compensation and social security

— Related travel and entertainment expenses

— Infrastructure cost adder for rent, facility services, infrastructure and IT based on local average adders of the service provider

— Overhead cost adder for management and other overhead functions based on average adder of the service provider

— External expenses related to the respective Services
4.2	In case the parties agree on a service fee based on actual Total Cost, the service provider shall, upon request of the service recipient, disclose the relevant documentation and calculation of the Total Cost. In case of any discrepancies between actual Total Cost and the costs invoiced, the

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service provider shall issue a credit note or an additional invoice, as the case may be, for the discrepancy.

4.3	Unless otherwise agreed in writing, the remuneration for any individual Services shall be invoiced quarterly in arrears and be paid within 30 days of receipt of the invoice.

5.	Confidentiality
5.1	All information and documents received by the Parties or their Subsidiaries or to which access is granted (e.g. via data banks) in connection with this Agreement, even if not expressly designated as business or trade secrets, shall only be used by the receiving Party and their Subsidiaries for the performance of its obligations under this Agreement. For as long as and to the extent that they are not generally known or the respective other Party to the Agreement has not previously consented in writing to them being made known, the receiving Party and its Subsidiaries shall treat the information and documents as confidential with regard to third parties who are not involved in the performance of any obligation under this Agreement.

If a Party or its Subsidiaries has to process personal data as part of this Agreement, they shall comply with the data protection legislation, agree to take data security measures and enable the other Party to keep itself informed regarding compliance. These obligations shall also continue to apply after the termination of this Agreement according to the applicable laws.
5.2	The Parties shall ensure that their employees, subcontractors and agents maintain the secrecy of all business or trade secrets to which they have access on the basis of their work or to which they are given access as a result of this Agreement, and the Parties shall also impose this confidentiality obligation upon them in respect of the relevant period required under applicable laws after the termination of their employment agreements.
6.	Term of this Agreement

6.1	This Agreement shall come into force on May 1, 2006.
6.2	If any party to a Service Level Agreement defaults in its obligations under a Service Level Agreement despite being given not less than 30 days written notice to remedy the same, the other

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party to that Service Level Agreement may terminate the same forthwith by written notice to the defaulting party.

6.3	Unless explicitly agreed otherwise for any specific Service in any Service Level Agreement, either Party to a Service Level Agreement may terminate the Service Level Agreement for convenience with 90 days prior written notice. However, any Services which have been subcontracted can in no case be terminated for convenience within a shorter notice period than set out in the respective subcontract.

6.4	This Global Services Agreement shall terminate once all Service Level Agreements hereunder have expired or been terminated.

7.	Miscellaneous

7.1	Force Majeure

Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by force majeure such as, but not limited to, riots, civil commotions, wars, strikes, freight embargo, lock-outs, hostilities between nations, governmental laws, orders or regulations, actions by the government or any agency thereof, storms, fires, sabotages, explosions or any other contingencies beyond the reasonable control of the respective Party and of its sub-contractors. In such events, the affected Party shall immediately inform the other Party of such circumstances together with documents of proof and the performance of obligations hereunder shall be suspended during, but not longer than, the period of existence of such cause and the period reasonably required to perform the obligations in such cases. The affected Party shall take commercially reasonable steps to mitigate damages arising out of the force majeure event.

7.2	Language and Notices

Any notices permitted or required hereunder shall be made by registered mail or by telefax and confirmed by registered mail to the following addresses or such other addresses as submitted by a Party to the other from time to time in writing:

If to “Qimonda”:	If to Infineon:
Gustav-Heinemann Ring 212	Infineon Technologies AG
Att: Legal Department	Att: Legal Department
81739 München	PO Box 80 09 49

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Germany	81609 München
Germany
7.3	Export and Import Compliance

Export of controlled commodities, technical data, or information about such commodities or data may be prohibited by law. Both Parties agree to take all steps reasonably necessary to comply with applicable export and import laws and regulations as they apply to use and distribution of the subject mater of this Agreement.

7.4	No Implied Licenses

Except if and to the extent specifically provided for in this Agreement, no rights or licenses of any kind (whether express or implied) are granted hereunder. No right, expressed or implied, is granted by this Agreement to a Party to use in any manner the name or any other trade name or trademark of the other Party in connection with the performance of this Agreement.

7.5	Non-Waiver

No express or implied waiver by any of the Parties to this Agreement or their Subsidiaries of any breach of any term, condition or obligation of this Agreement of any Services Level Agreement shall be construed as a waiver of any subsequent or continuing breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of any Services Level Agreement of the same or of a different nature. Any waiver, consent, or approval of any kind regarding any breach, violation, default, provision or condition of this Agreement of any Services Level Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

7.6	Entire Agreement

This Agreement together with the individual Service Level Agreements concluded under this Agreement, and all documents referred to herein, constitutes the entire agreement between the Parties with respect to the subject matter therein described, and supersedes any prior or simultaneous communications, representations or agreements with respect hereto, whether oral or written.

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7.7	Written Form

Additions and amendments to this Agreement or any Services Level Agreement shall only be valid if made in writing and duly signed by the Parties. The requirement of the written form itself can only be waived in writing.

7.8	No Assignment

Neither Party may assign this Agreement or any Services Level Agreement, delegate its obligations or assign its rights hereunder without the prior written consent of the other Party.

7.9	No Agency

The Parties are independent contractors and nothing in this Agreement or any Services Level Agreement is intended or shall be construed as one Party being an agent, partner, or joint venturer of the other Party.

7.10	Governing Law

This Agreement and individual Service Level Agreements signed hereunder shall be subject to the substantive law in force in Germany without reference to its conflicts of law provisions. The application of the United Nations Convention on Contracts for the International Sale of Goods of April 11, 1980 shall be excluded.

7.11	Dispute Resolution and Arbitration

The parties to the respective Service Level Agreement shall first attempt to resolve any disagreement or dispute arising in connection with this Agreement or any Service Level Agreement by amicable negotiations. In the event that any disagreement or dispute cannot be resolved by amicable negotiations between the parties to the respective Service Level Agreement, they shall request IFX and Qimonda to act as joint mediators in order to finally settle the disagreement or dispute.

To the extent that any disagreement or dispute can also not be resolved by with mediation of IFX and Qimonda, any disagreements and disputes arising in connection with this Agreement or relating to the validity thereof shall be finally decided in accordance with the arbitration regulations of the German Arbitration Institution (Deutsche Institution für Schiedsgerichtsbarkeit e.V.), Bonn, to the exclusion of legal proceedings. The arbitration tribunal shall also be entitled to come to a binding decision regarding the validity of this arbitration clause. The venue of the arbitration shall be Munich.

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7.12	Severability

If any provision of this Agreement or any Services Level Agreement is held to be invalid, Illegal or unenforceable under applicable law the remaining provisions shall continue to be in full force and effect. The Parties undertake to replace the invalid provision or parts thereof by a new provision which will meet as closely as possible the economic effect intended by the Parties at the time of execution of this Agreement or the respective Services Level Agreement.
IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives:

Infineon Technologies AG	Qimonda AG
München, 21.04.06	München,

By:	/s/ Michael Rute	By:	/s/ Christin Eisenschmid
Name: Michael Rute		Name: Christin Eisenschmid
Title:		Title: Corp. VP. Planning and Controlling

By:	/s/ Horst Meyer	By:	/s/ Michael Majerus
Name: Horst Meyer		Name: Michael Majerus
Title: Corp. Legal Counsel		Title: CFO